                                                                   EXHIBIT 10.59
                                COMMERCIAL LEASE

                                 by and between

                             C.A. HEMPT ESTATE, INC.
                                   (Landlord)

                                       and

                          WILLIAMS-SONOMA DIRECT, INC.
                                    (Tenant)

                                TABLE OF CONTENTS

PARAGRAPH                                                                   PAGE
 1.   Leased Premises                                                        1

 2.   Term                                                                   2

 3.   Renewal Options                                                        2

 4.   Renovations to Premises                                                2

      A.  Landlord Renovations                                               2
      B.  Completion Date: Landlord Renovations                              3
      C.  Tenant Installation                                                3
      D.  Coordination of Renovations                                        3
      E.  Renovation Delay                                                   3

 5.   Term Commencement Date                                                 4

 6.   Minimum Annual Rent                                                    4

      A.  First Five Years of the Term                                       4
      B.  Second Five Years of the Term                                      4
      C.  First Renewal Term and Second Renewal Term                         5

 7.   Additional Rent                                                        5

      A.  Taxes                                                              5
      B.  Cost of Operation and Maintenance of Common Areas                  6
      C.  Cost of Insurance                                                  7
      D.  Historical Costs                                                   7


 8.   Real Estate Taxes, Assessments and Charges Payable by Landlord         7

 9.   Maintenance of Common Areas by Landlord                                7

10.   Operational Expenses of Tenant                                         8

11.   Repairs to the Premises                                                9

12.   Alterations                                                            9

13.   Purpose and Use Restrictions                                           9

14.   Hazardous Substances                                                  10

15.   Assignment and Subletting                                             11

      A.  Tenant's Liability                                                11
      B.  Tenant Affiliates                                                 12

16.   Fire Insurance                                                        12

17.   Injury or Destruction                                                 14

      A.  Termination of Lease                                              14
      B.  Abatement of Rent                                                 15
      C.  Casualty Near End of Term                                         15

18.   Eminent Domain                                                        15

      A.  Total                                                             15
      B.  Partial                                                           16

19.   Indemnification and Liability Insurance                               16

20.   Further Covenants of Tenants                                          17

21.   Personal Property Taxes                                               18

22.   Signs                                                                 18

23.   Tenant's Default and Landlord's Rights and Remedies                   18

      A.  Default                                                           18
      B.  Landlord's Rights and Remedies                                    19


24.   Landlord's Default and Tenant's Rights and Remedies                   22

      A.  Landlord's Default                                                22
      B.  Tenant's Rights and Remedies                                      23

25.   Time of the Essence                                                   24

26.   Remedies Cumulative                                                   24

27.   No Waiver                                                             24

28.   Landlord's Right to Cure                                              24

29.   Subordination                                                         25

30.   Holdover                                                              25

31.   Notice                                                                25

32.   Broker's Fee                                                          26

33.   Title and Quiet Enjoyment                                             26

34.   Surrender                                                             26

35.   Memorandum of Lease                                                   27

36.   Declaration of Governing Law                                          27

37.   Entire Agreement and Modification                                     27

38.   Severability                                                          27

39.   Binding Agreement                                                     27

      Signature Page                                                        28

      Exhibit List                                                          29

      Document List                                                         29

                                COMMERCIAL LEASE

        THIS COMMERCIAL LEASE (hereafter "Lease") is made this 25 of July, 2000, by and between C. A. HEMPT ESTATE, INC., a Pennsylvania corporation having an office at 205 Creek Road, Camp Hill, Pennsylvania 17011 (hereafter "Landlord"), and WILLIAMS-SONOMA DIRECT, INC., a California corporation' having an office at 3250 Van Ness Avenue, San Francisco, California (hereafter "Tenant").

                                   WITNESSETH

        Landlord and Tenant covenant and agree as follows:

        1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord for the term, and upon the terms, covenants and conditions hereafter set forth, all that certain building, situate at 3025 Market Street, Camp Hill, Cumberland County, Pennsylvania (the former Giant Food Stores, Inc. building) as shown and outlined in black on the site plan of the shopping center dated September 2, 1982 as amended October 20, 1982 and November 3, 1982, prepared by Richard Reed, A.I.A, attached hereto and made a part hereof as Exhibit "A." The building is hereafter referred to as the "Premises."

                TOGETHER with the right to the non-exclusive use, in common with others, of all such automobile parking areas, driveways, footways and other facilities designed for common use (and excluding the bank building depicted on said site plan) as are or shall be installed by Landlord as hereafter provided, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use (sometimes hereafter referred to as the "Common Area or Areas"), and together with all the appurtenances, if any, now or hereafter belonging thereto, including but not limited to those specifically mentioned in this Lease. The Common Areas are those shown within the lines on Exhibit "A," excluding the Premises and/or the bank building.

                TOGETHER with all and singular the ways, easements, rights, privileges and appurtenances to the same belonging or in any wise appertaining.

        2. TERM. The Term of this Lease shall be for a period of ten (10) years, commencing on the "Term Commencement Date" as hereafter defined and ending ten (10) years thereafter, unless sooner terminated as provided herein.

        3. RENEWAL OPTIONS. Provided that Tenant at the time for notice of the exercise of the option(s) herein granted is not in default after expiration of applicable notice and cure periods, Tenant shall have the option to renew this Lease for two additional five-year terms (hereafter "Renewal Terms"). The option for the First Renewal Term shall be exercised by Tenant upon no less than nine (9) months written notice to Landlord prior to the expiration of the Term. The option for the Second Renewal Term shall be exercised by Tenant upon no less than nine (9) months written notice to Landlord prior to the expiration of the First Renewal Term. The maximum length of this Lease, including the Term, First Renewal Term and Second Renewal Term, shall be twenty (20) years from the Term Commencement Date. All of the terms, covenants, and conditions of this Lease which apply to the Term shall apply in all respects to First Renewal Term and Second Renewal Term including the provisions for confession of judgment set forth in Paragraph 23 B 6 and 7, but excluding any options to renew and the amount of the Minimum Annual Rent.

        4.      RENOVATIONS TO PREMISES.

                A. Landlord Renovations. Prior to the Term Commencement Date Landlord agrees to renovate the interior and exterior of Premises by completing the work described in Paragraph A of the letter proposal from Miller & Norford, Inc. dated May 4, 2000, a copy of which is attached hereto and made a part hereof as Exhibit "B", and by completing the installation of a mezzanine of approximately 6,400 square feet, including two stairways, 700 kilovolt generator, a power control unit and elevator (hereafter "Landlord Renovations"). The Landlord Renovations shall be detailed and shown by architect's drawings, plans and specifications, which shall be approved and initialed by Landlord and Tenant, and attached hereto and made a part hereof as Exhibit "C". Landlord agrees to absorb the cost of the Landlord Renovations up to but no more than $1,251,250.00 (hereafter "Landlord Renovation Allowance"). Such costs shall include all permit and inspection fees, engineering and architectural fees, demolition and construction costs, insurance, and any



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other costs reasonably incurred by Landlord in completing the Landlord
Renovations. The Landlord Renovations shall not include the cost in excess of $15,000.00 for asbestos removal or the cost of the installation of a new roof. Tenant shall be responsible for and to pay all costs and expenses in excess of the Landlord Renovation Allowance (hereafter "Excess Cost"). The Excess Cost amount shall be confirmed, in writing, by Landlord and Tenant executing the Confirmation set forth as Exhibit "D" and paid by Tenant in accordance therewith. In the event that the cost and expenses of the Landlord Renovations are less than the Landlord's Renovation Allowance, the unused Allowance shall be given to Tenant in the form of a rent credit.

                B. Completion Date: Landlord Renovations. Landlord Renovations will be completed by August 15, 2000, unless unavoidably delayed by weather, force majeure, labor or material shortages, or any other cause beyond Landlord's control, including delays in securing necessary municipal or governmental approvals or permits, if any.

                C. Tenant Installations. Tenant may install its built in furniture and other furniture, fixtures and equipment (hereafter "Tenant Installations") prior to the Commencement Date at its own cost and expense so long as Tenant does not interfere with Landlord's completion of the Landlord Renovations.

                D. Coordination of Renovations. Landlord and Tenant will coordinate their respective renovation/installation responsibilities. All installations/renovations shall be made in compliance with all applicable laws.

                E. Renovation Delay. Landlord shall use reasonable speed and diligence in completing the Landlord Renovations by August 15, 2000. If the Landlord Renovations are not completed by August 15, 2000, for whatever reason, this Lease shall not be affected thereby but, in such case, the Term Commencement Date shall be postponed until the date when the Landlord Renovations are completed, and Tenant shall have no claim against Landlord and Landlord shall no liability to Tenant because of postponement of the Term Commencement Date. Notwithstanding the foregoing, if the Landlord Renovations are not substantially completed by October 15, 2000, Tenant may terminate this Lease on written notice.



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

        5.      TERM COMMENCEMENT DATE. The Term Commencement Date of the ten
(10) year Term shall be the date that the Landlord Renovations are substantially completed (at the time of the issuance of a Certificate of Occupancy or Tenant's acceptance of the Premises, completed in accordance with the Plans, subject only to "punch list" items) or the date on which Tenant takes occupancy, not for the purposes of Tenant Installations, but for the purpose of commencing its business operations, whichever shall first occur. The Term Commencement Date shall be confirmed, in writing, by Landlord and Tenant executing the Confirmation set forth as Exhibit "E".

                By entering into occupancy for the purpose of commencing its business operations, Tenant shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, has performed all of its obligations hereunder with respect to the Landlord Renovations and that the Premises were in satisfactory condition as of the date of such occupancy excepting only those items set forth in Tenant's written notice to Landlord specifying the respects in which the same were not in such condition, which written notice must be given within thirty (30) days after the date of occupancy.

        6.      MINIMUM ANNUAL RENT.

                A. First Five (5) Years of the Term. From the Term Commencement Date through the end of the first five (5) years of the Term, Tenant shall pay, for each year or each consecutive twelve (12) month period (hereafter "Lease Year"), Minimum Annual Rent of $480,883.00 in equal monthly installments of $40,073.58 each in advance on the first day of each month to the Landlord or its duly authorized agent or representative, without notice or demand, and without abatement, reduction or setoff, except as expressly set forth herein. The monthly installment of Minimum Annual Rent for any period less a full month shall be prorated. All payments shall be paid in lawful money or currency of the United States of America.

                B. Second Five (5) Years of the Term. From the end of the fifth (5th) year of the Term to the end of the Term, Tenant shall pay, for each year or each consecutive twelve (12) month period, the Minimum Annual Rent for each lease year in equal monthly installments in the amounts as follows:


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
                                       Minimum Annual Rent      Equal Monthly
                                                                Installments

        1.      Lease Year Six (6)        $490,500.66           $40,875.06
        2.      Lease Year Seven (7)      $500,310.67           $41,692.56
        3.      Lease Year Eight (8)      $510,316.88           $42,526.41
        4.      Lease Year Nine (9)       $520,523.22           $43,376.94
        5.      Lease Year Ten (10)       $530,933.68           $44,244.47

        Each equal monthly installment except as to amount shall be paid in the same manner and under the same terms and conditions as the equal monthly installments specified in Paragraph 6A.

                C. First Renewal Term and Second Renewal Term. The Minimum Annual Rent for the first Lease Year of the First Renewal Term shall be $530,933.68 increased by a percentage equal to the percentage increase in the Consumer Price Index - All Urban Consumers, US City Average (hereafter "CPI") from the tenth (10th) month of the ninth (9th) Lease Year of the Term to the ninth (9th) month of the tenth (10th) Lease Year of the Term, but in no event less than two (2%) percent. The Minimum Annual Rent shall be increased annually each Lease Year thereafter in the First Renewal Term and each Lease Year thereafter in the Second Renewal Term by the percentage equal to the corresponding percentage increase in the CPI from the tenth (10th) month of the Lease Year one year prior to the applicable lease anniversary until the ninth
(9th) month of the current Lease Year immediately preceding the anniversary date of the Lease, but in no event less than two (2%) percent per Lease Year. In no event, however, will the Minimum Annual Rent be reduced due to a decrease in the CPI, but shall be increased by at least two (2%) percent for each succeeding Lease Year. The Minimum Annual Rent in each Lease Year of the First Renewal Term and Second Renewal Term shall be payable in equal monthly installments except as to amount in the same manner and under the same terms and conditions as the equal monthly installments specified in Paragraph 6A.

        7.      ADDITIONAL RENT.

                A. Taxes. Tenant shall pay to Landlord as Additional Rent, all of those real estate taxes, assessments and any other government charges which may be assessed, levied or imposed against the Premises and seventy (70%) percent of the taxes assessed against or allocated to the Common Areas. Tenant


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shall pay its percentage of the taxes within thirty (30) days after Landlord mails to Tenant copies of the applicable tax notices together with a statement setting forth Tenant's share thereof.

                If during the Term, the First Renewal Term or the Second Renewal Term, as applicable, as a result of a change in the present method of taxation or assessment of real estate, the amount of taxes that Tenant is required to pay is reduced and said change results in Landlord paying some other tax assessment, imposition or charge by the Commonwealth, a political subdivision thereof, or a school district thereof, then said amount shall be treated as taxes for the purposes of this Paragraph but only to the extent that any such change relieves Tenant from the payment of taxes.

                Tenant shall not be required to pay any taxes against the Premises or Common Areas or any part thereof, or the improvements at any time situate thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the tax, provided that, pending any such legal proceedings, Tenant shall give Landlord such security as may be deemed reasonably satisfactory to Landlord to ensure payment of the amount of tax or assessment and all other interest and penalty thereon. If at any time during the continuance of contest, the Premises or part thereof, is in the reasonable judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such tax or assessment. No such action shall be taken when such action would jeopardize Landlord's title or reversion or interfere with the free alienability, descendability, marketability or mortgagability of the Premises or Common Areas.

                B. Cost of Operation and Maintenance of Common Areas. Tenant shall pay to Landlord as Additional Rent seventy (70%) percent of all actual costs of operation and maintenance (as defined in Paragraph 9) of the Common Areas paid by Landlord pursuant to Paragraph 9. Tenant will pay its percentage of all such costs of operation and maintenance within thirty (30) days after Landlord mails to Tenant a statement (supported with appropriate invoices) showing in reasonable detail the actual costs of operation and maintenance and Tenant's percentage thereof, which statement shall be mailed to Tenant no later than sixty (60) days following the close of Landlord's fiscal year.

        For the purpose of permitting verification by Tenant of the cost of operation and maintenance of the Common Areas, Landlord will keep and preserve for at least three (3) years, books and records which shall


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

disclose in detail all information required to permit Tenant to verify the cost of operation and maintenance of the Common Areas and which shall conform to and be in accordance with generally accepted accounting principles. Upon reasonable advance written notice to Landlord, Tenant or its employees, agents and/or accountants, shall have the right during business hours to make an examination or audit and copy of such books and records. If such audit shall disclose an underpayment or an overpayment, one party shall pay to the other party, as appropriate, the amount of such underpayment or overpayment, plus interest from the date of overpayment or underpayment at a rate equal to the prime rate of Allfirst Bank, or, in the absence of such prime rate, at a rate of fourteen percent (14%) per annum. In addition, if such audit shall disclose that Tenant has overpaid by five percent (5%) or more the costs of operation and maintenance in any calendar year, then in such event, within ten (10) calendar days following written notice by Tenant of the costs of such audit, Landlord shall pay the cost of such audit.

                C. Cost of Insurance. Tenant shall pay to Landlord as Additional Rent the cost of the insurance described in Paragraph 16.

                D. Historical Costs. Landlord represents and warrants that the average costs of the items described in subparagraphs A, B and C above during calendar years 1997, 1998 and 1999 have not exceeded $2.43 per square foot per year.

        8. REAL ESTATE TAXES, ASSESSMENTS AND CHARGES PAYABLE BY LANDLORD. Landlord shall pay all real estate taxes, assessments and any other government charges or impositions which may be assessed, levied, or imposed upon the Premises or other portions of the shopping center, all of which are hereinafter referred to as taxes.

        9. MAINTENANCE OF COMMON AREAS BY LANDLORD. Landlord shall keep and maintain the Common Areas in good repair and condition.

                Landlord shall promptly provide machinery and labor for clearing away snow in the Common Areas, provided that snow is two (2) inches or more deep, or when unusual conditions require a clearing away of said snow and ice. The clearing of the main part of the parking area may temporarily reduce the available parking spaces because of the piling of the snow, and such reduction shall not cause an abatement



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

of Tenant's obligations under this Lease. Landlord will remove said snow accumulation as promptly as conditions permit.

                Throughout the Term or either Renewal Term, the number of parking spaces in the Common Areas available for Tenant's use shall contain no fewer than 215 parking spaces. The Common Areas shall be reasonably paved, striped, have reasonable drainage, have reasonable and adequate means of ingress and egress, and be reasonably illuminated during all of Tenant's evening business hours. No charge will be made for the parking of vehicles in the Common Areas.

                The cost of operation and maintenance of the Common Areas shall be deemed to include, but limited to, the cost of the following and similar items:

                A. The cost of keeping the Common Areas in good repair and condition and reasonably free of snow, ice and other obstructions.

                B. The cost of keeping the Common Areas, striped and provided with reasonable drainage and means of ingress and egress.

                C. The cost of Landlord's liability insurance. (The parties will seek to avoid insurance duplication).

                D.      The cost of gardening, landscaping, and lawn care.

                E. The cost of repair of on-site water lines, sanitary sewer lines, storm water lines and electrical lines and equipment serving the Common Areas of the shopping center.

                F. The cost of repair and maintenance of the sidewalks, curbs and planting areas between the sidewalks and curbs adjacent to Chestnut Street and Market Street.

        10. OPERATIONAL EXPENSES OF TENANT. Tenant will promptly remove all trash, rubbish, garbage and other refuse resulting from its business operations. Tenant will pay for all expenses incurred in the


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


operation of its business including, but not limited to, such expenses as light, heat, power, water, and sewage disposal. Failure of any utility not resulting from negligence or wrongful act of the Landlord shall not alter the obligations of Tenant nor result in any liability of Landlord to Tenant. Landlord will diligently pursue necessary action to remedy the failure of supply to the Demised Premises. Tenant shall also be responsible for and pay the cost of all electricity consumed by the parking lighting system which encompasses the Common Area to the east of the line on Exhibit "A" and whether or not separately metered to the Premises.

        11. REPAIRS TO THE PREMISES. Tenant agrees, during the Term and the Renewal Terms at its own cost and expense to perform all maintenance and make all repairs to the Premises, both interior and exterior, structural or mechanical, which are necessary to keep the same in a good condition and state of repair, excepting only the foundation, roof and structural (including load bearing walls) elements, and to make all repairs of any nature and wherever required which are necessitated by Tenant's acts or negligence or breach of this Lease. Tenant also agrees to keep the sidewalks and the concrete dock pads adjacent to the Premises in good order and repair. Landlord agrees to maintain and to make repairs to all elements for which Tenant is not responsible.

                At the expiration of the Term, or any Renewal Term, Tenant shall surrender the Premises in good order and condition, together with any permanent improvements made by Tenant, excepting only reasonable wear and tear.

        12. ALTERATIONS. Tenant may make such alterations for which it has received written approval of Landlord in advance, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Tenant may make non-structural alterations costing $10,000.00 or less without the Landlord's prior approval.

        13. PURPOSE AND USE RESTRICTIONS. Tenant may utilize the Premises as a "call center" or for any other lawful purpose, subject to the limitations and restrictions hereafter set forth, and subject further to the prohibition that Tenant shall not do nor permit its servants, agents or employees to do any act in or about the Premises which is contrary to the law or which will invalidate or be in conflict with public liability, fire or other policies of insurance which may affect the Premises, Common Areas, and/or the bank building (so long as used for a bank or comparable office use). Tenant further agrees that so long as Allfirst Bank, its


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

successors, and/or assigns, is a Tenant of Landlord's bank building as shown on Exhibit "A," the Premises shall not be used as a retail banking facility or operations center without the express written advance approval of Landlord.

        Tenant further covenants and agrees for itself and its successors and assigns, and every successor in interest to the Premises or any part thereof, and for any person or party claiming by, through or under Tenant (hereafter collectively, the "Tenant"), that no Tenant shall operate or permit to be operated on the Premises until December 31, 2007, any business which sells, at retail or wholesale, food products for off-premises consumption, including without limitation, groceries, meat, seafood, fresh fruits, vegetables, frozen foods, delicatessen products, bakery products, or spiritous liquors, including beer and wine, prescription drugs, and/or health and beauty aids. Notwithstanding the foregoing, Tenant shall be allowed to operate or permit the operation on the Premises of (a) up to two hundred (200) square feet for the sale of non-perishable and non-refrigerated food products for off-premises consumption within one store (said two hundred (200) square feet shall be measured to include one-half (1/2) of the aisle space in front of the sales or display area); (b) stores which have incidental sales of candy, snacks, ice cream, cheeses, beverages, popcorn or similar food products (not to exceed in the aggregate two hundred (200) square feet measured as set forth above); (c) food and beverage sales to Tenant's employees for on-site consumption; and (d) sales of food and beverage by mail order for items distributed from outside the Premises.

        14. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substance (except for such substances as are reasonably required in the ordinary course of Tenant's business conducted on the Premises such as cleaning fluids and office supplies, or as otherwise approved in writing by Landlord which substances Tenant will use, store and dispose of lawfully) to be used, stored, generated, or disposed of on or in the Premises or Common Areas by Tenant, Tenant's agents, employees, contractors or invitees (collectively "Tenant Parties"), without first obtaining Landlord's written consent, which may be withheld at the Landlord's sole and absolute discretion. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises or Common Areas by Tenant or any Tenant Parties, Tenant shall indemnify, defend, and hold harmless the Landlord, its officers and directors, from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises or any area depicted on Exhibit A, damages because of adverse impact on marketing of the Premises or area depicted on Exhibit A, and any and all sums paid for settlement of claims, attorneys',


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

consultant, and expert fees) arising during or after the Term or either Renewal Term, and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state or local agency or political subdivision. In addition, if Tenant causes or permits the presence of any Hazardous Substance on the Premises or the Common Area and this results in contamination, Tenant shall promptly, at it sole expense, take any and all necessary actions to return the Premises and/or Common Area to the condition existing before the presence of any such Hazardous Substance, provided however, that Tenant shall first obtain Landlord's approval for any such remedial action. These provisions shall survive termination or expiration of the Lease.

        Landlord will not generate, bring unto, use, store or dispose of any Hazardous Substance on or about the Common Areas except for such substances that are reasonably required in the ordinary course of fulfilling its obligations under this Lease. Landlord will use, store, and dispose of all such Hazardous Substances in compliance with all applicable laws. Landlord will, at its sole cost and expense, clean-up and remediate any Hazardous Substance released on or about the Common Areas and will indemnify, defend and hold harmless Tenant from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties and attorneys fees, relating to Hazardous Substances, if any, brought onto the Premises or Common Areas by Landlord or Landlord's contractors, tenants or employees.

        As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive or corrosive and which is regulated by any local government, the Commonwealth of Pennsylvania or the United States government. Hazardous Substance includes any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance," pursuant to state, federal or local governmental law. Hazardous Substance includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

        15.     ASSIGNMENT AND SUBLETTING.

                A. Tenant's Liability. Subject to the limitations and restrictions in Paragraph 13, Tenant may assign this Lease or sublet the Premises, or any portion thereof, with the prior written consent of Landlord not to be unreasonably withheld, delayed or conditioned. No permitted assignment or


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subletting shall relieve Tenant of Tenant's covenants and agreements hereunder, and Tenant shall continue to be liable as principal and not as a guarantor or surety to the extent as though no assignment or subletting had been made; provided, however, that if the assignee has a net worth equal to or greater than Twenty Five Million Dollars ($25,000,000.00) at the time of the assignment, and assumes the obligations of Tenant hereunder accruing from and after the assignment, Tenant and Guarantor shall be automatically released of all obligations and liabilities hereunder accruing subsequent to the assignment.

                B. Tenant Affiliates. Notwithstanding anything to the contrary herein, Landlord's consent will not be required for any assignment to a Tenant Affiliate, provided that, concurrently with such assignment Guarantor reaffirms its obligations under the Guaranty. "Tenant Affiliate" will mean any of the following: (i) any person directly or indirectly controlling or controlled by or under common control with Tenant; (ii) any person which succeeds to the interest of Tenant under this Lease by reason of the merger, consolidation or dissolution of Tenant; (iii) any person acquiring all or substantially all of the operating assets of Tenant or any of its divisions; and
(iv) any person acquiring a majority of Tenant's stores in California. "Person" will mean one or more human beings or legal entities or other artificial persons, including, without limitation, partnerships, corporations, firms, associations, groups, limited liability companies or partnerships, trusts, estates and any combination of human beings and legal entities.

        16. FIRE INSURANCE. Landlord shall, at Tenant's expense, from and after the Term Commencement Date, keep the Premises, including any improvements or betterments which may be made by Tenant to the extent that the same are customarily insurable as part of the realty and may be covered by Landlord's insurance, insured against loss or damage by fire or any of the casualties included in the broadest standard form obtainable of extended coverage or supplementary contract endorsements, including damage from sprinkler leakage for benefit of Landlord in an amount sufficient to meet the co-insurance requirements of the policy, if any, but not less than one hundred (100%) percent of the full replacement value of said Premises, improvements and betterments, together with an agreed amount endorsement to prohibit any co-insurance penalty by the insurer. Said casualty insurance will not include Tenant's fixtures, equipment, contents and furnishings, the insurance on which will be obtained by Tenant at Tenant's expense. Further, during Landlord's Renovations to the Premises, Landlord shall obtain, at Tenant's expense, builder's risk insurance which shall name Landlord and Tenant as insureds. Said policy or policies of insurance shall be issued by reputable insurance carriers, licensed to do business in the Commonwealth of Pennsylvania, and shall be acceptable to Tenant. In the event that Landlord and Tenant cannot agree as to the carrier or carriers to provide said insurance, then Landlord's choice shall prevail provided that the cost of the policy or policies selected by the Landlord is competitive with the cost of the policy or policies desired by Tenant.

        In addition, Landlord shall have the right, at Tenant's expense, to maintain riders, endorsements or a separate policy insuring Landlord against loss of rents.

        Upon the receipt of the invoices for this insurance, Landlord may either pay same or give a copy of said invoices to Tenant who shall promptly pay. If Landlord elects to pay, Landlord will provide Tenant with a copy of said invoices and within thirty (30) days of the receipt thereof by Tenant, Tenant will reimburse Landlord for the amount Landlord paid.

        Landlord shall deposit with Tenant certificates of the insurance to be carried by it at or prior to the Term Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy. Such policies shall to the extent obtainable provide that the policies may not be canceled without at least thirty (30) days prior written notice to Landlord and Tenant. Such insurance may be maintained by Landlord under a blanket policy or policies covering other locations of the insured or those of its parent, subsidiaries or affiliates.

        Landlord and Tenant hereby respectively release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to said policies or prejudice the right of the releasor to recover thereunder and only to the extent of such coverage. Landlord and Tenant agree that each will request its insurance carriers to include in its policies such a clause or endorsement.

        17. INJURY OR DESTRUCTION. If the Premises shall be damaged or destroyed by fire or other insurable casualty at any time during the Term or either Renewal Term, this Lease shall nevertheless continue in full force and effect except as otherwise provided herein:

                A. Termination of Lease. Within thirty (30) days after the occurrence of any damage to or destruction of the Premises (whether insured or uninsured) which Landlord is obligated or elects to repair and restore pursuant to this Section 17, Landlord will give written notice to Tenant setting forth Landlord's contractor's reasonable determination as to the time necessary to complete such repairs and restoration ("Landlord's Repair Time Estimate"). Notwithstanding anything to the contrary herein, if Landlord's Repair Time Estimate indicates that it will take more than twelve (12) months after the occurrence of such damage or destruction to complete such restoration or repair, Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's Repair Time Estimate. If Tenant is not entitled or elects not to terminate this Lease pursuant to the preceding sentence, Landlord will commence the repair and restoration promptly and will diligently prosecute such work to completion. If during the course of such work Landlord determines that such repair and restoration may not be completed within twelve (12) months after the occurrence of the damage or destruction, then Landlord will promptly provide Tenant with a revised written schedule for completion of the repairs and restoration. Tenant may, within ten (10) days after notice of such revised schedule, inform Landlord in writing that it (a) accepts such revised schedule (in which case this Lease will remain in full force and effect according to its terms) or (b) elects to terminate this Lease (in which case this Lease will terminate as of the date indicated below). If Tenant fails to respond within ten (10) days after receipt of written notice of such revised schedule, Tenant will be deemed to have accepted such revised schedule. If the repair and restoration of the Premises is not actually completed within twelve (12) months after the occurrence of the damage or destruction, or within fourteen (14) days after the applicable revised schedule completion date (if any), agreed to by Tenant in writing, then Tenant may terminate this Lease by written notice to Landlord at any time thereafter and prior to the actual completion of such repair and restoration. If Tenant exercises its right to terminate pursuant to this Section, then this Lease will terminate as of the date set forth in Tenant's written notice to Landlord. If Tenant does not exercise its right to terminate this Lease pursuant to this Section, then this Lease will continue in full force and effect according to its terms.

                B. Abatement of Rent. If the entire Premises is rendered untenantable by reason of any casualty, or if it is impractical, in Tenant's reasonable business judgment, for Tenant to continue to operate its business within the tenantable portion of the Premises, either due to lack of access or utilities or for any other cause arising as a result of the casualty, the Rent and all other charges payable by Tenant under this Lease will abate for the period from the date of the damage or destruction until the date that Tenant reopens for business in the Premises. If only a portion of the Premises is rendered untenantable by reason of such casualty and it is practical, in Tenant's reasonable business judgment, for Tenant to continue to operate within the Premises following such casualty, the Rent and other charges payable by Tenant will abate proportionately based upon the extent and duration of such period of untenantability.

                C. Casualty Near End of Term. Anything in this Section 17 to the contrary notwithstanding, if the Premises is destroyed or substantially damaged by casualty during the last twenty four (24) months of the Term, and the Premises cannot be completely restored within a period of ninety (90) days from the date of such damage, this Lease may be terminated upon written notice by either party to the other given within sixty (60) days after the occurrence of such damage. However, if at the time of said damage Tenant has a right to extend the Term pursuant to this Lease, Landlord may not terminate this Lease until it has given Tenant notice of Landlord's intent to terminate this Lease and Tenant fails to exercise said right of extension within thirty (30) days after receipt of said notice. If Tenant fails to exercise said right of extension within thirty (30) days after receipt of such notice from Landlord, this Lease will terminate effective forty five (45) days after Tenant's receipt of said notice from Landlord.

        18.     EMINENT DOMAIN.

                A. Total. If the Premises, the Common Area, or any part of either shall be acquired or condemned by eminent domain for any public purpose, or by private purchase in lieu thereof (hereafter referred to collectively as "taken"), and thereafter the Premises are not suitable for Tenant's business operations, this Lease, at the option of Tenant (to be exercised by at least thirty (30) days written notice to Landlord), shall terminate without further liability on the part of Tenant, but nothing herein shall be deemed a waiver of the right of Tenant to an award for damages to its interest in the Premises, as permitted by law, whether made separately or as part of a general award. Tenant shall have no claim against Landlord for the value of any unexpired Term or Renewal Term of said Lease, but Tenant will have the right to prosecute its claim for an award based upon the injury caused to its leasehold interest by such taking. Tenant shall be entitled to all of its business dislocation damages and other special damages which do not reduce the damages to Landlord.

                B. Partial. If a part of the Premises or Common Area shall be taken and (a) the part so taken includes the Premises, or (b) the part so taken shall reduce the parking spaces by twenty-five (25%) percent or more, or
(c) such part so taken shall result in cutting off access from the Premises to both market Street and Chestnut Street, then Tenant may by written notice to Landlord terminate this Lease on the date possession is taken by the condemning authority. Should this Lease not be so terminated, Landlord shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the Premises to the extent allowed by applicable laws, rules and regulations and to the extent necessary to reconstitute the improvements so that the Premises can be used for the purpose herein intended, provided, the Landlord receives enough money as an award for condemnation to cover the cost thereof. If no such award is received, the Lease, at Landlord's option, may be terminated. If the Premises is restored the rent payable under the provisions of this Lease shall be equitably adjusted.

        19. INDEMNIFICATION AND LIABILITY INSURANCE. Tenant shall save Landlord harmless and indemnify it from and against all injury, loss, claims and damage to any person or property while on or about the Premises, arising out of the use or occupancy of the Premises by Tenant (unless caused by the act, negligence or default of Landlord, its employees, agents, licensees or contractors), and from and against all injury, loss, claim or damage to any person or property anywhere occasioned by any act, neglect or default of Tenant. Tenant shall maintain with respect to the Premises public liability insurance, with a minimum single limit coverage of $5,000,000, in companies qualified to do business in Pennsylvania and reasonably satisfactory to Landlord, insuring Landlord as well as Tenant against injury to persons or damage to property as herein provided.

        Landlord shall save Tenant harmless and indemnify it from and against all injury, loss, claims or damage to any person or property while on or about the parking areas, roads, ways, walks, and approaches in and to the shopping center (unless caused by the act, negligence or default of Tenant, its employees, agents, licensees or contractors), and from and against all injury, loss, claims or damage to any person or property anywhere, including the Premises, caused by the act, negligence or default of Landlord, or Landlord's failure to perform and observe its obligations under the terms of this Lease. Landlord shall maintain with respect to the shopping center, including the Premises, comprehensive general liability insurance with single limit coverage of at least $5,000,000 in responsible companies qualified to do business in the Commonwealth of Pennsylvania, insuring Tenant as well as Landlord against injury to persons or damage to property herein provided.

        Each party hereto shall deposit with the other certificates of such insurance to be carried by it, at or prior to the Term Commencement Date, and thereafter within thirty (30) days prior to the expiration of such policies. Such policies shall, to the extent obtainable, provide that the policies may not be canceled without at least thirty (30) days prior written notice to each assured. Such insurance may be maintained by Landlord or Tenant under a blanket policy or policies covering other locations of the insured or those of its parent, subsidiaries or affiliates.

        20.     FURTHER COVENANTS OF TENANT. Tenant shall:

                A. Pay when due all payments required herein, whether or not deemed Minimum Annual Rent, Additional Rent or otherwise, at the times and in the manner aforesaid.

                B. Procure any licenses and permits required for any use made of the Premises by Tenant.

                C. Pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that said Premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work and execute same in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and to save Landlord harmless and indemnified from all injury, loss claims or damage to any person or property occasioned by or growing out of such work.

                D. Upon reasonable advance notice, permit Landlord and its agents to examine the Premises at reasonable times for any purpose, or to show the Premises to prospective tenants or purchasers, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business.

        21. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord, of if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

        22. SIGNS. Tenant may place signs on the exterior of the Premises provided the signs are in complete compliance with all applicable laws, ordinances, rules and regulations and subject to the Landlord's right of approval over the size, design and location of any exterior sign, particularly in relation to its obligations to other tenants in the vicinity. Any sign so permitted and erected by Tenant shall be maintained in a good state of repair and Tenant shall save the Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same, and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

        23.     TENANT'S DEFAULT AND LANDLORD'S RIGHTS AND REMEDIES.

                A.      Default. It shall be an event of default:

                        1. If Tenant shall fail to pay timely any monthly installment of Minimum Annual Rent or Additional Rent or any other sum required to be paid in this Lease which remains unpaid five (5) days after written notice;

                        2. If Tenant shall default in the performance of any of the covenants, conditions or provisions of this Lease, other than a default in payment as referred to in Paragraph A.1. hereof and such default remains uncured for thirty (30) calendar days after Tenant receives written notice specifying such default or if the default be of such a nature that it cannot be cured within such thirty (30) day period and Tenant shall not have promptly commenced to cure same within such thirty (30) day period or shall not thereafter proceed with reasonable diligence and in good faith to remedy such default;

                        3. If Tenant, without giving Landlord twelve (12) months written notice in advance of its intent to vacate, abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all Minimum Annual Rent, Additional Rent (to be calculated based on the amount of Additional Rent payable in the Lease Year prior to the abandonment or removal multiplied by the applicable number of Lease Years, or portions thereof remaining in the Term or Renewal Term, as the case may be) and other charges that may become due as well as all which will become due thereafter;

                        4. If Tenant shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Tenant or a complaint in equity or other proceedings for the appointment of a receiver of Tenant is filed, or if proceedings for reorganization, arrangement or composition with creditors under any state or federal law be instituted by or against Tenant, or if the real or personal property of Tenant shall be levied upon or sold, and such assignment, petition, complaint, proceeding or levy is not vacated or abated within thirty (30) days; or

                        5. If the Lease shall be assigned or the Premises sublet other than in accordance with this Lease, of if Tenant, Subtenant or Assignee violates or threatens to violate any restriction described in Paragraph 13.

                B. Landlord's Rights and Remedies. If Tenant fails to pay timely any sum required to be paid in this Lease or defaults and fails to cure within the applicable grace period, then Landlord shall have the following rights and remedies:

                        1. To charge a late payment penalty of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) days of the date which is set forth in the Lease if a date is specified, or, if a date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty or other cost in connection with any payment which

Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord;

                        2. To accelerate the whole or any part of the Minimum Annual Rent or Additional Rent (to be calculated based on the amount of Additional Rent payable in the prior Lease Year multiplied by the applicable number of Lease Years or portion thereof remaining in the Term or Renewal Term, as the case may be) for the entire unexpired balance of the Term or Renewal Term, as the case may be, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of Minimum Annual Rent or Additional Rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as Rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears (hereafter for the purposes of thus Paragraph 23 B2 collectively "Rent"), shall be deemed due and payable as if, by the terms and provisions of this Lease, such Rent (discounted at the rate of six (6%) percent per annum to its then present worth) was on that date payable in advance;

                        3. To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels, and personal property there found, to levy the Minimum Annual Rent and Additional Rent and other charges herein payable as Rent, and Tenant shall pay all costs and officers' commissions which are permitted by law, including watchmen's wages and sums chargeable to Landlord, which shall immediately attach and become part of the claim of Landlord, and any tender of Minimum Annual Rent and/or Additional Rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord;

                        4. To re-enter the Premises, together with alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in

Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term or Renewal Terms and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such party as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than Minimum Annual Rent and Additional Rent due hereunder from Tenant to Landlord; third, to the payment of Minimum Annual or Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Minimum Annual or Additional Rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of Minimum Annual Rent or Additional Rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; or

                        5. To terminate this Lease and the Term and any Renewal Term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the Minimum Annual Rent or Additional Rent (to be calculated based on the amount of Additional Rent payable in the prior Lease Year as in Paragraph 23 B 2) for the balance of the Term or Renewal Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six (6%) percent per annum to their then present worth, less the fair rental value of the Premises for the remainder of the Term or Renewal Term, also discounted at the rate of six (6%) percent per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

                        6. When this Lease and the Term or any Renewal Term shall have been terminated on account of any default by Tenant, or when the Term or any Renewal Term shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment and judgment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant's right of possession as heretofore set forth, to bring one or more further amicable action or actions as heretofore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as heretofore provided.

        24.     LANDLORD'S DEFAULT AND TENANT'S RIGHTS AND REMEDIES.

                A.      Landlord's Defaults.

                        As used in this Lease, each of the following events will constitute, and is hereinafter referred to as, a "Landlord's Default":

                        1. If Landlord fails to observe or perform in all material respects any of its covenants or obligations hereunder, for which a grace period is not otherwise provided, which failure continues for thirty (30) days after written notice thereof by Tenant to Landlord and any Landlord's mortgagee; provided, however, that if the nature of the obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord will not be deemed to be in default if it commences such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion or;

                        2. If Tenant's peaceful and quiet enjoyment of the Premises is interfered with or disturbed during the Term by landlord, which failure continues for thirty (30) days after written notice thereof by Tenant to Landlord and Landlord's mortgagee; provided, however, that if the nature of the obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord will not be deemed to be in default if it commences such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                B.      Tenant's Rights and Remedies.

                        If a Landlord's Default occurs, then Tenant will be entitled to exercise any of the following remedies provided in this Section. Each such remedy will be cumulative and the exercise of any one remedy will not preclude the exercise of any other remedy provided hereunder:

                        1. If Landlord's Default entails Landlord's failure to perform any of its affirmative duties or obligations hereunder, upon five (5) days written notice to Landlord and any Landlord's mortgagee specifying that Tenant is taking action to cure Landlord's Default (or in case of an emergency, upon oral notice absent Landlord's written assurances of immediate action and evidence of same), Tenant may, at its option, perform such duty or obligation on Landlord's behalf (including, but not limited to, the obtaining of insurance policies or the making of repairs which are the obligation of Landlord hereunder). The reasonable costs and expenses of any such performance by Tenant, plus interest thereon at the prime rate of Allfirst Bank or in the absence of such prime rate, at a rate of fourteen percent (14%) from the time incurred by Tenant until the time repaid by Landlord, shall be due and payable by Landlord within twenty (20) days after receipt of paid invoices or other reasonably satisfactory evidence of such costs. If Landlord fails to pay to Tenant the amount of any expenditures (with interest at the rate stated above) incurred by Tenant pursuant to this Section within twenty (20) days of written demand from Tenant to do so (including copies of paid invoices or other reasonably satisfactory evidence of such costs). Tenant may, at its option, in addition to any other right provided for it by law or in equity, deduct such amount (with interest at the Agreed Rate) from any and all payments of Rent thereafter coming due to Landlord;

                        2. Tenant may recover from Landlord any and all damages or reasonable expenses suffered or incurred by Tenant as a direct result of such Landlord's Default; and

                        3. Tenant may obtain and enforce an order of specific performance against Landlord, or may enforce any other remedy available to Tenant at law or in equity.

        25. TIME OF THE ESSENCE. Time is of the essence with respect to the performance by Tenant of its obligations hereunder.

        26. REMEDIES CUMULATIVE. No remedy herein or otherwise given to or reserved by Landlord shall be considered to exclude or suspend any other remedy by Landlord. All remedies shall be cumulative and shall be in addition to any other remedy given hereunder, or now or hereafter existing in law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or may be deemed expedient.

        27. NO WAIVER. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence in or consent to any further or succeeding breach of the same covenant. Acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's rights of possession hereunder shall not, in the absence of an agreement in writing to the contrary by the Landlord, be deemed to restore this Lease or Tenant's rights to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

        28. LANDLORD'S RIGHT TO CURE. Landlord may but shall not be obligated to cure any default by Tenant, specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, pay for utilities provided to the Premises or satisfy lien claims, and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys fees, shall be deemed as Additional Rent due on the next monthly rent payment date after such payment together with interest, except in the case of attorneys fees, at a rate equal to the prime rate of Allfirst Bank or, in the absence of such prime rate, at a rate of fourteen (14%) percent per annum from the date of the advance to the date of repayment by Tenant to Landlord.

        29. SUBORDINATION. This Lease is subject and subordinate to all mortgages which may now or hereafter affect said Lease or the real property of which the Premises forms a part. Notwithstanding that this clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, Tenant shall upon written request of Landlord subordinate this Lease to the Lien of any future first mortgage upon the Premises, provided that the holder of any such mortgage shall enter into a written agreement with Tenant providing that in the event of foreclosure or other action taken under the mortgage or its accompanying obligation by the holder thereof, this Lease and the rights of Tenant shall continue in full force and effect so long as Tenant shall not be in default, which default permits Landlord to terminate this Lease.

                Notwithstanding anything to the contrary contained herein, the subordination of Tenant's rights will only be effective if prior to or concurrently therewith, Tenant receives a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement ("Non-Disturbance Agreement") executed by Landlord and Landlord's mortgagee, which Non-Disturbance Agreement Tenant also agrees to execute.

        30. HOLDOVER. If Tenant with the permission of Landlord continues in occupancy of the Premises after the expiration of the Term or of any Renewal Term, such occupancy shall not be deemed to extend or renew the Term or Renewal Term of this Lease, but such occupancy shall continue as a tenancy from month-to-month upon the terms, covenants, conditions and provisions and at a Rent equal to the equal monthly installment of Minimum Annual Rent in effect at the end of the Term or Renewal Term, plus one-twelfth (1/12) of the Additional Rent in the prior Lease Year (hereafter "Holdover Rent") the Holdover Rent to be payable in advance each month for the period of such occupancy. Nothing contained in this Paragraph shall be construed to give Tenant the right to holdover at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises.

        31. NOTICE. Any notice, invoice or other item required to be given to a party herein shall be deemed sufficiently given if same is in writing and is personally delivered to a responsible officer of a party or is sent by certified mail return receipt requested addressed as follows:


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

                Tenant:         151 Union Street
                                San Francisco, California 94120
                                Attention: J. Richard Myers

                Landlord:       205 Creek Road
                                Camp Hill, Pennsylvania 17011

        Either party may from time to time change its address for notice purposes hereunder by giving the other party notice in the manner set forth above.

        32. BROKER'S FEE. Landlord and Tenant represent and warrant each to the other that neither has dealt with or been represented by any brokers or finders in connection with this Lease, and each party shall indemnify and hold the other harmless from any such claim or fee asserted by any broker or finder against such party.

        33. TITLE AND QUIET ENJOYMENT. Landlord covenants and warrants that Landlord has full right and lawful authority to enter into this Lease for the Term and Renewal Terms hereof. Landlord covenants and agrees with Tenant that upon paying the Minimum Annual Rent, Additional Rents and other charges required to be paid hereunder and upon observing and performing all terms, covenants and conditions on Tenant's part to be observed or performed, Tenant may peaceably and quietly enjoy the Premises for the Term and any Renewal Term of this Lease.

        34. SURRENDER. At the expiration of this Lease, Tenant shall surrender the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Tenant shall have the right to remove from the Premises all personal property to include business machines, desks, chairs, computers, and all other movable personal property. Any items, including but not limited to those mentioned herein, not removed remain or shall become the property of Landlord.

        35. MEMORANDUM OF LEASE. Landlord and Tenant shall execute a Memorandum of Lease which said Memorandum shall be recorded in the Office of the Recorder of Deeds of Cumberland County. The cost of recording shall be paid by Landlord.

        36. DECLARATION OF GOVERNING LAW. This Lease shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

        37. ENTIRE AGREEMENT AND MODIFICATION. This Lease contains the entire agreement between the parties and any executory agreements hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or charge is sought.

        38. SEVERABILITY. If any of the provisions of this Lease shall be declared invalid or unenforceable, the remaining provisions of this Lease shall continue in full force and effect.

        39. BINDING AGREEMENT. The covenants, terms, conditions, provisions and undertakings of this Lease shall extend to and be binding upon the successors and assigns of the respective parties hereto, as if they were in every case named and expressed; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also the administrators, successors and assigns of such party, as if in each and every case so expressed.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, intending to be legally bound hereby, have caused these presents to be duly executed on the day and year first above written.

Signed, sealed and delivered in the             C. A. HEMPT ESTATE, INC.
presence of:

/s/ [SIGNATURE ILLEGIBLE]                       By: /s/ [SIGNATURE ILLEGIBLE]
-------------------------                           -------------------------
                                                    Title: President

                                                WILLIAMS-SONOMA DIRECT, INC.

/s/ Nancy C. Chambers                           By: /s/ [SIGNATURE ILLEGIBLE]
-------------------------                           -------------------------
Facilities Coordinator                              Title:


                                  EXHIBIT LIST

A. Site Plan -- R. Reed, A.I.A. dated September 2, 1982, revised October 20, 1982 and November 3, 1982.

B.      Miller & Norford letter dated May 4, 2000.

C.      Plans and Specifications: Landlord Renovations

D.      Confirmation of Excess Cost and Payment Schedule

E.      Confirmation of Term Commencement Date



                                  DOCUMENT LIST

A.      Guaranty: Williams-Sonoma, Inc.






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